SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of earliest event reported: February 27, 2006
QLT INC.

(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	000-17082	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
887 Great Northern Way, Vancouver, B.C. Canada, V5T 4T5

(Address of Principal Executive Offices) (Zip Code)
(604) 707-7000

(Registrant’s telephone number, including area code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01      OTHER EVENTS
     On February 27, 2006, QLT Inc. (the “Company”) issued a news release announcing its intention to appeal the decision of the U.S. District Court for the Northern District of Illinois Eastern Division (the “Court”), issued late today, granting an injunction enjoining QLT, Sanofi-aventis and their subsidiaries from promoting, manufacturing, selling and offering for sale QLT USA, Inc.’s Eligard® product in the United States until May 1, 2006. The Court further ordered QLT and Sanofi-Synthelabo to recall any Eligard products that they still own and provide a voluntary recall program to allow physicians, wholesalers and distributors, who wish to do so, to return Eligard for a full refund.
     The Court also granted a stay of the injunction for seven days from today. QLT USA plans to file an immediate appeal of the injunction to the United States Court of Appeals for the Federal Circuit and to request that the injunction be stayed pending the appeal.
     The litigation began in 2003 when TAP and its co-plaintiffs sued Atrix Laboratories, Inc. (now “QLT USA, Inc.”) and Sanofi-Synthelabo alleging that QLT USA’s Eligard product infringes U.S. Patent No. 4,728,721 (the “ ‘721 patent”), which expires on May 1, 2006. QLT USA and Sanofi-Synthelabo raised defenses of invalidity and unenforceability of the ‘721 patent in response to TAP and its co-plaintiff’s allegations of infringement. In a judgment entered in January 2006, the Court rejected these defenses.
     The full text of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Number	Description

99.1	Press Release issued by QLT Inc. on February 27, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLT INC. (Registrant)
By:	/s/ Cameron Nelson
Cameron Nelson
Chief Financial Officer

     Dated: February 28, 2006